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Exhibit 4.02

SUPPLEMENTAL INDENTURE NO. 1

FROM

XCEL ENERGY INC.
(a Minnesota corporation)

TO

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
TRUSTEE

DATED AS OF
DECEMBER 15, 2000

SUPPLEMENTAL TO INDENTURE
DATED AS OF DECEMBER 1, 2000

TABLE OF CONTENTS

Parties		1
Recitals		1
ARTICLE ONE RELATION TO INDENTURE; DEFINITIONS
SECTION 1.01	Integral Part of Indenture	1
SECTION 1.02	(a) Definitions	1
	(b) References to Articles and Sections	1
	(c) Terms Referring to this Supplemental Indenture	1
ARTICLE TWO 7% SENIOR NOTES, SERIES DUE 2010
SECTION 2.01	Designation and Principal Amount	2
SECTION 2.02	Stated Maturity Date	2
SECTION 2.03	Interest Payment Dates	2
SECTION 2.04	Office for Payment	2
SECTION 2.05	Redemption Provisions	2
SECTION 2.06	Authorized Denominations	3
SECTION 2.07	Form of 7% Senior Notes, Series Due 2010	3
ARTICLE THREE MISCELLANEOUS
SECTION 3.01	Recitals of fact, except as stated, are statements of the Company	3
SECTION 3.02	Supplemental Indenture to be construed as a part of the Indenture	3
SECTION 3.03	(a) Trust Indenture Act to control	3
	(b) Severability of provisions contained in Supplemental Indenture and Notes	3
SECTION 3.04	References to either party in Supplemental Indenture include successors or assigns	3
SECTION 3.05	(a) Provision for execution in counterparts	3
	(b) Table of Contents and descriptive headings of Articles not to affect meaning	3
Exhibit A—Form of 7% Senior Notes, Series due 2010

i

    SUPPLEMENTAL INDENTURE No. 1, made as of the 15th day of December, 2000, by and between XCEL ENERGY INC., a corporation duly organized and existing under the laws of the State of Minnesota (the "Company"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as trustee (the "Trustee"):

    WITNESSETH:WHEREAS, the Company has heretofore executed and delivered its Indenture (hereinafter referred to as the "Indenture"), made as of December 1, 2000; and

    WHEREAS, Section 2.5 of the Indenture provides that Securities shall be issued in series and that a Company Order shall specify the terms of each series; and

    WHEREAS, the Company has this day delivered a Company Order setting forth the terms of a series of Securities designated "7% Senior Notes, Series due 2010" (hereinafter sometimes referred to as the "Notes due 2010"); and

    WHEREAS, Section 12.1 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form of Securities or establishing or reflecting any terms of any Security and adding to the covenants of the Company; and

    WHEREAS, the execution and delivery of this Supplemental Indenture No. 1 (herein, "this Supplemental Indenture") have been duly authorized by a resolution or written consent adopted by the Board of Directors of the Company;

    NOW, THEREFORE, THIS INDENTURE WITNESSETH:

    That in order to set forth the terms and conditions upon which the Notes due 2010 are, and are to be, authenticated, issued and delivered, and in consideration of the premises of the purchase and acceptance of the Notes due 2010 by the Holders thereof and the sum of one dollar duly paid to it by the Trustee at the execution of this Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes due 2010, as follows:

ARTICLE ONE
RELATION TO INDENTURE; DEFINITIONS

    SECTION 1.01  This Supplemental Indenture constitutes an integral part of the Indenture.

    SECTION 1.02  For all purposes of this Supplemental Indenture:

  (a)
  Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

  (b)
  All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

  (c)
  The terms "hereof," "herein," "hereby," "hereto," "hereunder" and "herewith" refer to this Supplemental Indenture.

ARTICLE TWO
7% SENIOR NOTES, SERIES DUE 2010

    SECTION 2.01  There shall be a series of Securities designated the "7% Senior Notes, Series due 2010" (the "Notes due 2010"). The Notes due 2010 shall be limited to $600,000,000 aggregate principal amount.

    SECTION 2.02  Except as otherwise provided in Section 2.05 hereof, the principal amount of the Notes due 2010 shall be payable on the stated maturity date of December 1, 2010.

    SECTION 2.03  The Notes due 2010 shall be dated their date of authentication as provided in the Indenture and shall bear interest from their date at the rate of 7% per annum, payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2001. The Regular Record Dates with respect to such June 1 and December 1 interest payment dates shall be May 15 and November 15, respectively. Principal and interest shall be payable to the persons and in the manner provided in Sections 2.4 and 2.12 of the Indenture.

    SECTION 2.04  The Notes due 2010 shall be payable at the corporate trust office of the Trustee and at the offices of such paying agents as the Company may appoint by Company Order in the future.

    SECTION 2.05  The Company may redeem the Notes due 2010 at any time, in whole or in part, at a redemption price equal to the greater of (i) the principal amount of such Notes due 2010 to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below) plus 25 basis points, plus in each case accrued interest thereon to the date of redemption.

    "Treasury Yield" means, for any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

    "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes due 2010 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

    "Independent Investment Banker" means Salomon Smith Barney Inc. or its successor or, if Salomon Smith Barney Inc. or its successor is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

    "Comparable Treasury Price" means, for any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if that release (or any successor release) is not published or does not contain those prices on that business day, (A) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for the redemption date, or (B) if fewer than four Reference Treasury Dealer Quotations are obtained, the average of all of the Quotations.

    "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the

2

Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

    "Reference Treasury Dealer" means (1) each of Salomon Smith Barney Inc. and any other primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer") designated by, and not affiliated with, Salomon Smith Barney Inc. and its respective successors, provided, however, that if Salomon Smith Barney Inc. or any of its designees ceases to be a Primary Treasury Dealer, the Company shall appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Company

    The Notes due 2010 shall not be subject to any sinking fund.

    SECTION 2.06  The Notes due 2010 shall be issued in fully registered form without coupons in denominations of $1,000 and integral multiples thereof.

    SECTION 2.07  The Notes due 2010 shall initially be in the form attached as Exhibit A hereto.

ARTICLE THREE
MISCELLANEOUS

    SECTION 3.01  The recitals of fact herein and in the Notes due 2010 (except the Trustee's Certificate) shall be taken as statements of the Company and shall not be construed as made by the Trustee.

    SECTION 3.02  This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

    SECTION 3.03

  (a)
  If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of Sections 310 to 317, inclusive, of said Act, such required provisions shall control.

  (b)
  In case any one or more of the provisions contained in this Supplemental Indenture or in the notes issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

    SECTION 3.04  Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

    SECTION 3.05

  (a)
  This Supplemental Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

  (b)
  The Table of Contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

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    IN WITNESS WHEREOF, XCEL ENERGY INC. has caused this Supplemental Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, has caused this Supplemental Indenture to be signed by its President, Vice President, Assistant Vice President or authorized Corporate Trust Officer, and attested by an authorized officer, this 15th day of December, 2000.

XCEL ENERGY INC.
		By:	/s/ PAUL E. PENDER Paul E. Pender Vice President and Treasurer
ATTEST:
By:	/s/ CATHERINE J. CLEVELAND Catherine J. Cleveland Assistant Corporate Secretary
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee
		By:	/s/ JANE Y. SCHWEIGER Jane Y. Schweiger, Corporate Trust Officer
ATTEST:
By:	/s/ TIMOTHY P. MOWDY Timothy P. Mowdy Corporate Trust Officer

4

EXHIBIT A
FORM OF
7% SENIOR NOTES, SERIES DUE 2010

REGISTERED	REGISTERED

    THIS NOTE IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITORY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

XCEL ENERGY INC.
(Incorporated under the laws of the State of Minnesota)
7% SENIOR NOTE, SERIES DUE 2010

CUSIP:	NUMBER:
ORIGINAL ISSUE DATE(S): December 19, 2000	PRINCIPAL AMOUNT(S): $
INTEREST RATE: 7%	MATURITY DATE:
December 1, 2010

    XCEL ENERGY INC., a corporation of the State of Minnesota (the "Company"), for value received hereby promises to pay to Cede & Co. or registered assigns, the principal sum of

DOLLARS

on the Maturity Date set forth above, and to pay interest thereon from the Original Issue Date (or if this Global Security has two or more Original Issue Dates, interest shall, beginning on each such Original Issue Date, begin to accrue for that part of the principal amount to which that Original Issue Date is applicable) set forth above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on the June 1 and December1 in each year, commencing on the first such Interest Payment Date succeeding the applicable Original Issue Date set forth above, at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Global Security is paid on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15, as the case may be, next preceding such

Interest Payment Date; provided, that the first Interest Payment Date for any part of this Note, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided, that interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture (as defined below), any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Securityholders not more than fifteen days or fewer than ten days prior to such Special Record Date. On or before Noon, New York City time, or such other time as shall be agreed upon between the Trustee and the Depository, of the day on which such payment of interest is due on this Global Security (other than maturity), the Trustee shall pay to the Depository such interest in same day funds. On or before 11:30 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the Depository, of the day on which principal, interest payable at maturity and premium, if any, is due on this Global Security and following receipt of the necessary funds from the Company, the Trustee shall deposit with the Depository the amount equal to the principal, interest payable at maturity and premium, if any, by wire transfer into the account specified by the Depository. As a condition to the payment, on the Maturity Date or upon redemption or acceleration, of any part of the principal and applicable premium of this Global Security, the Depository shall surrender, or cause to be surrendered, this Global Security to the Trustee, whereupon a new Global Security shall be issued to the Depository.

    This Global Security is a global security in respect of a duly authorized issue of Senior Notes, Series due 2010 (the "Notes of this Series", which term includes any Global Securities representing such Notes) of the Company issued and to be issued under an Indenture dated as of December 1, 2000 between the Company and Wells Fargo Bank Minnesota, National Association, as trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the "Indenture"). Under the Indenture, one or more series of Securities may be issued and, as used herein, the term "Securities" refers to the Notes of this Series and any other outstanding series of Securities. Reference is hereby made for a more complete statement of the respective rights, limitations of rights, duties and immunities under the Indenture of the Company, the Trustee and the Securityholders and of the terms upon which the Securities are and are to be authenticated and delivered. This Global Security has been issued in respect of the series designated on the first page hereof, limited in aggregate principal amount to $600,000,000.

    Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date or Dates. Each Security or Global Security issued upon transfer, exchange or substitution of such Security or Global Security shall bear the Original Issue Date or Dates of such transferred, exchanged or substituted Security or Global Security, as the case may be.

    The Company may redeem the Notes of this Series at any time, in whole or in part, at a redemption price equal to the greater of (i) the principal amount of such Notes of this Series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below) plus 25 basis points, plus in each case accrued interest thereon to the date of redemption.

    "Treasury Yield" means, for any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

    "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes of this Series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

    "Independent Investment Banker" means Salomon Smith Barney Inc. or its successor or, if Salomon Smith Barney Inc. or its successor is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

    "Comparable Treasury Price" means, for any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if that release (or any successor release) is not published or does not contain those prices on that business day, (A) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for the redemption date, or (B) if fewer than four Reference Treasury Dealer Quotations are obtained, then the average of all of the Quotations.

    "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

    "Reference Treasury Dealer" means (1) each of Salomon Smith Barney Inc. and any other primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer") designated by, and not affiliated with, Salomon Smith Barney Inc. and its respective successors, provided, however, that if Salomon Smith Barney Inc. or any of its designees ceases to be a Primary Treasury Dealer, the Company shall appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Company.

Notice of redemption will be given by mail to Holders of Notes of this Series not less than 30 or more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. In the event of redemption of this Global Security in part only, a new Global Security or Securities of like tenor and series for the unredeemed portion hereof will be issued in the name of the Securityholder hereof upon the surrender hereof.

    Interest payments for this Global Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In any case where any Interest Payment Date or date on which the principal of this Global Security is required to be paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of this Global Security is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Global Security is required to be paid.

    The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Securities (except for certain obligations including obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Securities on the dates such payments are due in accordance with the terms of the Securities.

    If an Event of Default shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Securityholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities. Any such consent or waiver by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon the Note.

    As set forth in and subject to the provisions of the Indenture, no Holder of any Securities will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Securities, the Holders of not less than a majority in principal amount of the outstanding Securities affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed here.

    No reference herein to the Indenture and to provisions of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Security at the times, places and rates and the coin or currency prescribed in the Indenture.

    As provided in the Indenture and subject to certain limitations therein set forth, this Global Security may be transferred only as permitted by the legend hereto.

    If at any time the Depository for this Global Security notifies the Company that it is unwilling or unable to continue as Depository for this Global Security or if at any time the Depository for this Global Security shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to this Global Security. If a successor Depository for this Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election to issue this Note in global form shall no longer be effective with respect to this Global Security and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this Series in exchange for this Global Security, will authenticate and deliver individual Notes of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Global Security.

    The Company may at any time and in its sole discretion determine that all Notes of this Series (but not less than all) issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this Series in exchange for such Global Security, shall authenticate and deliver, individual Notes of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.

    Under certain circumstances specified in the Indenture, the Depository may be required to surrender any two or more Global Securities which have identical terms (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depository a Global Security in principal amount equal to the aggregate principal amount of, and with all terms identical to, the Global Securities surrendered thereto and that shall indicate all Original Issue Dates and the principal amount applicable to each such Original Issue Date.

    The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

    Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

    All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

    In Witness Whereof, the Company has caused this instrument to be duly executed.

XCEL ENERGY INC.
Dated:	By:
Title:
Attest:
Title:
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This Note is one of the Securities of the series herein designated, described or provided for in the within-mentioned Indenture.
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Officer

ABBREVIATIONS

    The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT
	MIN ACT—		Custodian
		(Cust)		(Minor)
TEN ENT—as tenants by the entireties	Under Uniform Gifts to Minors
JT TEN—as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used

though not in the above list.

FOR VALUE RECEIVED the undersigned hereby sell(s),
assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee the within security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said security on the books of the Company, with full power of substitution in the premises.
Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

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